                                  EXHIBIT 3-E

  CERTIFICATE OF MERGER OF ATLANTIC ENERGY, INC. WITH AND INTO CONECTIV, INC.
       FILED WITH NEW JERSEY DEPARTMENT OF STATE, EFFECTIVE MARCH 1, 1998

                           CERTIFICATE OF MERGER OF

                            ATLANTIC ENERGY, INC.,
                           A NEW JERSEY CORPORATION,

                                 with and into

                                CONECTIV, INC.,
                            A DELAWARE CORPORATION
--------------------------------------------------------------------------------


TO:       Secretary of State
          State of New Jersey


          Pursuant to the pertinent provisions of Chapter 10 of the New Jersey Business Corporation Act (hereinafter referred to as the "Act"), the undersigned corporations hereby execute the following Certificate of Merger.

                                ARTICLE I
                                ---------

          Atlantic Energy, Inc. ("Atlantic"), a corporation organized and
                                  --------
existing under the laws of the State of New Jersey, shall be merged with and into Conectiv, Inc., a corporation organized and existing under the laws of the State of Delaware and qualified to do business in the State of New Jersey, which is designated as the surviving corporation (hereinafter referred to as the "Surviving Corporation"). The name of the Surviving Corporation shall be changed to "Conectiv" in Delaware pursuant to Sections 102(a) and 252 of the Delaware General Corporation Law (the "Delaware GCL"), and shall continue to use the name "Conectiv, Inc." in New Jersey pursuant to the requirements of the Act, in particular, Section 14A:2-2 of the Act.

ARTICLE II
----------

          The Agreement and Plan of Merger set forth in Exhibit A hereto (the

"Plan") was approved by the Board of Directors of Atlantic on August 9, 1996.
-----
The Plan was amended and restated and such amendment and restatement was approved by the Board of Directors of Atlantic on December 8, 1996 in accordance with the requirements of Sections 14A:10-1 and 14A:10-7 of the Act. The Plan was approved by the Shareholders of Atlantic on January 30, 1997. The Plan was approved by the Board of Directors of Conectiv, Inc. on August 9, 1996. The Plan was amended and restated and such amendment and restatement was approved by the Board of Directors of Conectiv, Inc. on December 8, 1996. The Plan was unanimously approved by the stockholders of Conectiv, Inc. on December 8, 1996. The Plan was amended by the Boards of Directors of Atlantic and Conectiv, Inc. by amendment dated August 12, 1997.

                                  ARTICLE III
                                  -----------
     As to Atlantic, the number of shares entitled to vote was as follows:

=====================================================================================
                                                       Total Number     Total Number
Name of Corporation       Total Number of Shares         of Shares        of Shares
- Class of Stock             Entitled to Vote         Voting in Favor  Voting Against
----------------------    ----------------------      ---------------  --------------
 ------------------------------------------------------------------------------------
Atlantic Energy, Inc.                 52,704,052           37,843,067       1,539,886
  - Common Stock
-------------------------------------------------------------------------------------
 Conectiv, Inc.                              500                  500               0
  - Common Stock
=====================================================================================

                                ARTICLE IV
                                ----------

          The merger shall take effect at 12:01 a.m. on March 1, 1998.

                                ARTICLE V
                                ---------

          Such Merger shall be in compliance with all of the applicable provisions of the Delaware GCL with respect to such Merger as well as the applicable filing and recording requirements under the Delaware GCL.

                                ARTICLE VI
                                ----------

          The Surviving Corporation does hereby agree that it may be served with process in the State of New Jersey in any proceeding for enforcement of any obligation of Atlantic in New Jersey, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger provided for herein. The Surviving Corporation does hereby irrevocably appoint the Secretary of State of the State of New Jersey as its agent to accept service of process in any such proceeding and does hereby specify the following address without the State of New Jersey to which a copy of such process shall be mailed by the Secretary of State of the State of New Jersey:

          Conectiv
          800 King Street
          Wilmington, Delaware 19801

                                ARTICLE VII
                                -----------

          The Surviving Corporation does hereby agree that it will promptly pay to the dissenting shareholders of Atlantic, if any, the amount, if any, to which they shall be entitled under the provisions of the Act with respect to the rights of dissenting shareholders.

          IN WITNESS WHEREOF, each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its duly authorized officer, as of the 27th day of February, 1998.

                                          CONECTIV, INC.




                                          By:/s/ Barbara S. Graham
                                             ---------------------
                                             Barbara S. Graham
                                             President



                                          ATLANTIC ENERGY, INC.




                                          By: /s/ Jerrold L. Jacobs
                                              ---------------------
                                              Jerrold L. Jacobs
                                              Chairman and Chief Executive
                                              Officer








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